Exhibit 99.1

Innodata Reports Fourth Quarter and Fiscal Year 2014 Results

NEW YORK – February 24, 2015 – INNODATA INC. (NASDAQ: INOD) today reported results for the fourth quarter and the 12 months ended December 31, 2014.

•	Total revenue was $15.9 million in the fourth quarter of 2014, a 7% sequential increase from $14.8 million in the third quarter of 2014 and a 3% increase from $15.4 million in the fourth quarter of 2013. Revenue in the third and fourth quarters of 2014 includes $0.7 million and $1.0 million, respectively, attributable to MediaMiser, a company that Innodata acquired in July 2014.

•	Net loss was $0.3 million in the fourth quarter of 2014, or $(0.01) per diluted share, compared to a net loss of $0.2 million in the third quarter of 2014, or $(0.01) per diluted share. Net earnings in the fourth quarter of 2013 were $0.9 million, or $0.03 per diluted share.

•	Total revenue for the 12 months ended December 31, 2014 was $59.1 million, an 8% decline from $64.2 million in 2013. Net loss for the 12 months ended December 31, 2014 was $1.0 million, or $(0.04) per diluted share, which included an impairment charge of $0.4 million resulting primarily from the consolidation of two India-based production facilities. The net loss for the 12 months ended December 31, 2013 was $10.6 million, or $(0.43) per diluted share, which included an impairment charge of $5.5 million in respect of assets held by the Company’s IADS segment and a valuation allowance of $7.1 million in respect of the Company’s U.S. deferred tax assets.

•	Adjusted EBITDA (as defined below) was $1.0 million in the fourth quarter of 2014, compared to $0.9 million in the third quarter of 2014 and $1.1 million in the fourth quarter of 2013. Adjusted EBITDA for the 12 months ended December 31, 2014 was $3.0 million, an increase of $0.6 million from $2.4 million for the same period in 2013.

•	Cash, cash equivalents and investments were $24.2 million at December 31, 2014 compared to $26.0 million at September 30, 2014.

Jack Abuhoff, Chairman and CEO, said, “All three of our reporting segments contributed to our 7% sequential Q4 revenue increase. Our Q4 revenue exceeded the high end of our guidance by $0.4 million because to accommodate publishers who were seeking to broaden their digital offerings in time for holiday sales we accelerated to Q4 work that we had scheduled for Q1 2015.”

Abuhoff continued, “In our IADS segment, we successfully launched our Synodex 3.0 solution in November with a new life insurance client. We are cautiously optimistic that we will expand services for a major reinsurance company within the next month or two, and we are actively negotiating several other contracts with new Synodex clients.

“In our Media Intelligence Solutions segment we acquired Bulldog Reporter, a brand that is well regarded in the PR community for its highly coveted awards program and for its media contact guides, journalist database and special reports. We believe the assets we acquired will enable us to accelerate MediaMiser’s expansion from Canada into the U.S.”

Abuhoff concluded, "We anticipate first quarter 2015 revenue to be in the range of $13.5-14.5 million, consisting of Content Services revenue in the range of $12.2-13.0 million, Media Intelligence Solutions revenue in the range of $1.0-1.1 million and IADS revenue in the range of $0.3-0.4 million, and we anticipate a pre-tax loss in the first quarter of 2015 in the range of $1.8-2.1 million plus cap-ex for our IADS segment that we expense through our income statement. We expect the reduction in first quarter Content Services revenue because of several projects that were completed in Q4 2014, a decrease in Q1 eBook volume corresponding to the volume that we pushed forward into Q4 to accommodate publishers, and the depreciation of the Euro and Canadian dollar against the U.S. dollar. However, we anticipate that second quarter revenue will increase as IADS revenue continues to build, eBook revenues re-align with our forecasts and several new Content Services engagements commence.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net income (loss) to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

1-888-504-7963 (Domestic)

1-719-325-2244 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 2972181

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global digital services and solutions company. Innodata’s technology and services power leading information products and online retail destinations around the world. Innodata’s solutions help prestigious enterprises harness the power of digital data to re-imagine how they operate and drive performance. Innodata serves publishers, media and information companies, digital retailers, banks, insurance companies, government agencies and many other industries.

Founded in 1988, Innodata comprises a team of 5,000 diverse people in 8 countries who are dedicated to delivering services and solutions that help the world make better decisions.

Recent Innodata honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; our Innodata Advanced Data Solutions (“IADS”) segment is a venture formed in 2011 with minimal revenue to date, that has incurred losses since inception and has recorded impairment charges for all of its fixed assets; we currently intend to continue to invest in IADS; the primarily at-will nature of contracts with our Content Services clients and the ability of these clients to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of clients; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies that we may acquire; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

We undertake no obligation to update or review any guidance or changes in the status of customer contracts, client relationships, or other forward-looking information, whether as a result of new information, future developments or otherwise. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

or

Media Contact

Stanley or Andrew Berger

SM Berger & Company

(216) 464-6400

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$15,892	$15,440	$59,076	$64,249

Operating costs and expenses:
Direct operating expenses	11,622	10,944	43,905	49,127
Selling and administrative expenses	4,477	4,323	16,412	17,295
Impairment charge	374	-	374	5,524
Interest income, net	(31)	1	(95)	(313)
Total	16,442	15,268	60,596	71,633
Income (loss) before provision for income taxes	(550)	172	(1,520)	(7,384)
Provision for (benefit from) income taxes	(107)	(358)	406	5,451
Net income (loss)	(443)	530	(1,926)	(12,835)
Loss attributable to non-controlling interests	162	334	952	2,203
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(281)	$864	$(974)	$(10,632)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.01)	$0.03	$(0.04)	$(0.43)

Weighted average shares outstanding:
Basic and diluted	25,337	25,053	25,232	24,997

Comprehensive income (loss):

Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(281)	$864	$(974)	$(10,632)
Pension liability adjustment, net of taxes	584	(127)	613	(73)
Change in fair value of derivatives	(112)	1,149	239	(656)
Foreign Currency Translation Adjustment	(256)		(447)	-
Comprehensive income (loss) attributable to Innodata Inc. and
Subsidiaries	$65	$1,886	$(569)	$(11,361)

Supplemental Financial Data:
Adjusted EBITDA	$999	$1,106	$2,961	$2,415

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$24,216	$24,752
Accounts receivable, net	10,445	11,876
Prepaid expenses and other current assets	3,020	1,907
Deferred income taxes	254	45
Total current assets	37,935	38,580
Property and equipment, net	5,915	6,083
Other assets	2,718	3,323
Deferred income taxes	1,397	1,336
Intangibles	5,261	-
Goodwill	1,635	675
Total assets	$54,861	$49,997

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,698	$3,678
Accrued salaries, wages and related benefits	4,464	4,647
Income and other taxes	1,325	1,003
Current portion of long term obligations	1,606	351
Deferred income taxes	75	57
Total current liabilities	12,168	9,736
Deferred income taxes	879	190
Long term obligations	5,540	3,747
Non-controlling interests	(2,949)	(3,649)
STOCKHOLDERS' EQUITY	39,223	39,973
Total liabilities and stockholders’ equity	$54,861	$49,997

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars In thousands)

Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2014	2013	2014	2013

Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(281)	$864	$(974)	$(10,632)
Depreciation and amortization	896	723	3,046	3,653
Stock-based compensation	310	210	1,156	935
Impairment charges	374	-	374	5,524
Provision for income taxes	(107)	(358)	406	5,451
Interest income, net	(31)	1	(95)	(313)
Non-controlling interests	(162)	(334)	(952)	(2,203)
Adjusted EBITDA	$999	$1,106	$2,961	$2,415